Exhibit 10.1

AGREEMENT

AGREEMENT (“Agreement”), entered into as of June 24, 2008, by and among Equity Media Holdings Corporation, a Delaware corporation (“Parent”), C.A.S.H. Services, Inc. an Arkansas corporation and wholly owned subsidiary of Parent (“CASH”), and Retro Programming Services, Inc., an Arkansas corporation and wholly owned subsidiary of CASH (“Buyer” and, collectively with Parent and CASH, the “Buyer Parties”), on the one hand, and Retro Television Network, LLC, an Arkansas limited liability company (“RTN Seller”), Larry E. Morton (“Morton”) and Neal Ardman (“Ardman” and, collectively with Morton and RTN Seller, the “Seller Parties”). Each of the Seller Parties and each of Buyer Parties are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the predecessor in interest to Parent (Equity Broadcasting Corporation (AEBC@)) and entities related to EBC entered into that certain Intellectual Property Agreement (“IPA”), dated December 22, 2005, with RTN Seller and certain affiliates thereof (the “2005 Sellers”);

WHEREAS, under the terms of the IPA, the 2005 Sellers represented and agreed that they were transferring all of their rights to the concept, programming model and business called Retro Television Network (“RTN”), other than creative and intellectual rights therein (the “December 2005 Transfer”);

WHEREAS, the Buyer Parties and their affiliates have expended significant time, capital and other resources in developing RTN and the related programming rights, operations and distribution capabilities comprising a customizable television network capable of providing 24/7 digital programming feeds to affiliate stations, including digitally remastered popular programs from the 60s, 70s, 80s and 90s and localized sports, weather and news (collectively, the “Business”); and

WHEREAS, it is intended that any and all right, title and interest of any of Seller Parties or their affiliates in assets that relate to the Business, including all creative and intellectual rights referred to in the IPA (collectively, the “RTN Assets”) be transferred, assigned and/or vested solely in the Buyer Parties and that this Agreement shall as of the date hereof supersede the entirety of the IPA.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements in this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
SALE AND TRANSFER OF ASSETS

1.1 General.

(a) Sale and Purchase. Upon the terms, and subject to the conditions, set forth in this Agreement, at the Closing (as defined in Section 1.3), each of the Seller Parties shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase and accept from each such Seller Party, all of such Seller Party’s rights, title, and interest in, to and under any and all of the tangible and intangible assets owned, licensed, leased or used in or otherwise related to the Business, including, without limitation, the following (collectively, the “Acquired Assets”):

(i) All of the following to the extent related to the Business: (a) software, including source code, object code, commentary, documentation and all copyrights and trade secrets therein, (b) names and likenesses of natural persons, mascots, (c) data bases, (d) customer lists, (e) prospects lists, (f) supplier lists, (g) marketing and sales materials, (h) proposed projects data bases and related written plans, (i) all business plans and business and programming models, (j) patents, patent applications, inventions (whether patentable or not), (k) copyrights, rights under copyrights, moral rights, (l) all trademarks, trade names, service marks, brands and other marks used in the Business and all derivatives and variances thereof or related thereto and all other names and trade names owned by any Seller Party or used in the Business, including the application for a federal trademark registration, Serial Number 7875037, and all goodwill associated therewith (collectively, the “Names”), (m) know how, confidential information and trade secrets, (n) concepts, business methods, business processes, including the RTN Network (and any alterations thereto), (o) websites, domain names and URLs, (p) licensed rights, (q) rights to sue for past, present and future infringement, misappropriation or violation of any of the foregoing, and (r) rights to receive royalties, license fees, revenue shares, and the like relating to any or all of the foregoing, (collectively, the “Intellectual Property”);

(ii) All rights (but not obligations) of any Seller Party under any Contracts (collectively, the “Acquired Contracts”). “Contract” shall mean any contract, agreement, license, grant or other instrument or understanding of any kind related to any Acquired Asset, RTN or the Business, including all amendments, supplements, modifications, extensions, or renewals in respect of the foregoing;

(iii) All equipment and other personal property utilized in the Business (“Acquired Equipment”); and

(iv) All other tangible and intangible assets of the Seller Parties relating to the Business.

For clarification, none of the Acquired Assets comprise any part of the CASH System, which is owned by CASH.

1.2 No Assumption of Liabilities. It is understood and agreed that the Buyer Parties are not assuming, and will not be obligated or liable for, any direct or indirect debts, obligations, claims or liabilities of the Seller Parties, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, including the Seller Parties’ obligations in respect of taxes, environmental liabilities or claims, employee benefit or profit sharing plans or any litigation or other claims.

1.3 Closing. The closing of the Asset Purchase (the “Closing”) is taking place concurrently with the execution of this Agreement at the offices of Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. The date hereof is sometimes referred to as the “Closing Date.”

1.4 Consideration.

(a) As consideration for the sale and purchase of the Acquired Assets, the Buyer shall pay the RTN Seller the payments provided in this Section 1.4 (each a “Payment” and, collectively, the “Purchase Price”).

(b) From and after December 24, 2009 through the date this Agreement is terminated (the “Rights Period”), the Seller Parties as a group shall receive payments, in the aggregate, in an amount equal to 10% (“Earnings Rights Percentage”) of any and all annual pre-tax earnings (excluding interest, depreciation and amortization and any related party charges not preapproved in writing by the Seller Parties) calculated in accordance with U.S. GAAP directly generated by the Business through the Buyer (or any subsidiary thereof) during the Rights Period. Payments shall be pro rated for any partial fiscal years during the Rights Period. Payments, if any, under this Section 1.4(b) shall be made to the Seller Parties within 90 days of the end of the fiscal year for which such Payment is made. In the event that pre-tax earnings are less than zero beginning on December 24, 2009, such negative balance will be carried forward to reduce pre-tax earnings for subsequent years for purposes of this Section 1.4(b).

(c) In the event the Buyer sells the Business or RTN or substantially all of the assets of RTN or all of Buyer Parties’ rights, title or claim to RTN to a third-party (“Subsequent Sale”) during the Rights Period, the RTN Seller may elect to exchange its right to receive payments under Section 1.4(b), above, for a payment equal to 20% (“Sales Proceeds Right Percentage”) of the sales price in the Subsequent Sale (net of transaction costs) and the obligations to pay amounts under (b) above shall end. Notwithstanding anything to the contrary, in the event the sale price payments from a purchaser in the Subsequent Sale are to be made over time or on a contingent basis, the RTN Seller shall receive its Sale Proceeds Right Percentage payments pro ratably as such sales price payments are made. Amounts payable under this Section 1.4(c) shall be paid within three business days of the Buyer’s receipt of sales price proceeds from the Subsequent Sale. Notwithstanding the foregoing, the sale of all of the capital stock of the Buyer to Luken Communications, LLC (“Luken Communications”) under the terms of a stock purchase agreement (“Luken SPA”) of even date herewith (the “Luken Transaction”) shall not constitute a Subsequent Sale. Further, the following shall not be deemed a Subsequent Sale: (i) the grant of the repurchase option in Article IV of the Luken SPA (“Repurchase Option”); (ii) the sale or transfer of the Repurchase Option by CASH to an affiliate or to any third party; or (iii) the exercise of the Repurchase Option by CASH (or any affiliate thereof) or any third party purchaser thereof.

(d) Notwithstanding the foregoing, upon any sale of the Buyer to Luken Communications, the Rights Period shall be set at ten years from the date hereof (subject to earlier termination upon termination of this Agreement), the Earnings Right Percentage shall be reduced to 5% and the Sales Proceeds Right Percentage shall be reduced to 5%. In the event the Buyer is reacquired by Seller (or an affiliate thereof) upon exercise of the Repurchase Option, the Earnings Rights Percentage and Sales Proceeds Right Percentage shall immediately be reset to the percentages set forth in Section 1.4 (b) and (c), above, and the length of the Rights Period shall be governed by Section 1.4(b) above.

(e) The Seller Parties shall have a right, upon reasonable written notice to the Buyer, to review and audit financial records of the Buyer during normal business hours at the Seller Parties’ sole expense to confirm that the payments made under Sections 1.4(b), (c) and (d) above are accurate.

(f) Any dispute as to calculation of pre-tax earnings or gross sales price shall be determined by the Buyer’s independent auditor or, if such auditor in unable or unwilling to do same, by another independent accountant mutually agreed upon by the Buyer and the Seller Parties. The determination of such auditor or accountant shall be final and binding.

1.5 Limitations with respect to Parent and CASH. For avoidance of doubt, the payment obligations under Section 1.4 are solely the obligation of the Buyer and not any other Buyer Party or affiliate thereto. Upon any exercise of the right to assign this Agreement by Buyer, the obligations and rights of Buyer hereunder shall become those of the assignee (except under any assignment under Section 7.2(b)). Upon consummation of the Luken Transaction, neither Parent nor CASH (or any affiliate thereof) shall have any obligation under Section 1.4 of this Agreement unless and until CASH and/or Parent, or an affiliate thereof, exercises the Repurchase Option, in which event Parent and CASH shall have those obligations, effective as of the consummation of the Repurchase Option.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Each of the Seller Parties hereby represents and warrants to the Buyer Parties as follows as of the date hereof:

2.1 Organization. RTN Seller is a limited liability company duly organized, validly existing and in good standing under the law of its respective state of formation.

2.2 Authorization of Transaction. Each Seller Party has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it or he is a party (collectively, the “Transaction Documents”), and to perform its or his obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the performance by each Seller Party of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite company action on the part of RTN Seller, and no other corporate, company or other proceedings on the part of any Seller Party are necessary to approve the Transaction Documents or to authorize and consummate the transactions contemplated hereby or thereby. The Transaction Documents have been duly and validly executed and delivered by each of the Seller Parties that is a party thereto and constitute valid and binding obligations of such Seller Parties, enforceable against such Seller Parties in accordance with their terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other laws relating to creditors’ rights.

2.3 Acquired Assets. None of the Seller Parties has granted any right, claim or interest in any of the Acquired Assets to any other Person. “Person” shall mean any individual, partnership, joint venture, association, limited liability company, corporation, trust, unincorporated organization, Governmental Authority (defined below), or other entity. Except pursuant to the terms of the IPA, no Seller Party has previously entered into any contract, agreement, arrangement or understanding of any nature obligating any Seller Party (or affiliate thereof) to directly or indirectly transfer any of the Acquired Assets or rights or interests therein to any Person (as defined) other than the Buyer.

2.4 Ownership of RTN Seller; No Conflict; Required Filings and Consents.

(a) Schedule 2.4(a) sets forth a list of each member, partner or other equity holder of RTN Seller Party. No other Person has any right to or right to acquire any equity or ownership rights in RTN Seller. All necessary approval of the members, partners or other equity holders or owners of RTN Seller has been obtained as necessary to authorize the valid and legal execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(b) The execution and delivery of the Transaction Documents by each Seller Party and the performance by such Seller Party of its or his obligations hereunder and thereunder will not (i) violate or conflict with the articles of formation or operating agreement of RTN Seller or any resolution adopted by the managers or board of directors or similar managing body of RTN Seller; (ii) conflict with or violate any provision or requirement of any domestic or foreign, federal, state, or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation (collectively, the “Laws and Rules”) applicable to any Seller Party or by which any of his or its properties or assets are bound or affected; or (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Acquired Assets or any other properties or assets of any Seller Party related to or used in connection with the Business pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Seller Party is a party or by which any of the properties or assets of any Seller Party is bound or affected.

(c) No consents (“Required Consents”) of any Person, including any Governmental Authority (as defined below) are necessary for the Seller Parties to consummate the transactions contemplated hereby and by the Transaction Documents and to vest in Buyer all rights contemplated by this Agreement in the Acquired Assets or otherwise in connection with the execution and delivery of the Transaction Documents by any of the Seller Parties, including any authorization, notice, filing, report or regulation required by any Governmental Authority or any Person that is party to any Contract. All Required Consents have been obtained and are in full force and effect as of the date hereof. “Governmental Authority” means the United States federal, state or local, or any foreign, government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

2.5 Litigation. There are no claims, suits, proceedings, investigations, arbitrations, oppositions, re-examinations, or other actions (“Actions”) by any Person or Governmental Authority relating to any of the Seller Parties or the Acquired Assets or, to the Seller Parties’ knowledge, threatened to be brought by or before any Person or Governmental Authority relating to the Acquired Assets or the Business or which could otherwise prevent or impede any Seller Party from consummating the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

The Parent hereby represents and warrants to the Seller Parties as follows:

3.1 Organization. Each of Parent, CASH and the Buyer is a corporation duly organized, validly existing and in good standing under the law of its state of formation.

3.2 Authorization of Transaction. Each of the Buyer Parties has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the performance by each of the Buyer Parties of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of each of the Buyer Parties, and no other corporate proceedings on the part of either of the Buyer Parties are necessary to approve this Agreement and the other Transaction Documents or to authorize and consummate the transactions contemplated hereby or thereby. The Transaction Documents have been duly and validly executed and delivered by each of the Buyer Parties and constitute valid and binding obligations of each of the Buyer Parties that is party thereto, enforceable against each of the Buyer Parties in accordance with their terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization and moratorium and other laws relating to creditors’ rights, and is in full force and effect.

3.3 No Conflicts. The execution and delivery of the Transaction Documents by each of the Buyer Parties and the performance by each of the Buyer Parties of its obligations hereunder and thereunder will not (i) violate or conflict with the certificate of incorporation or bylaws of either of the Buyer Parties; (ii) conflict with or violate any Laws and Rules applicable to either of the Buyer Parties or by which either of the Buyer Parties’ properties or assets are bound or affected; or (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Buyer Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Buyer Parties is a party or by which any of the properties or assets of the Buyer Parties is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not reasonably be expected to have a material adverse effect on the business, assets, prospects, financial condition or results of operations of the Buyer Parties or materially impair the Buyer Parties’ ability to consummate the transactions contemplated by this Agreement.

3.4 Litigation. There are no Actions by any Person or Governmental Authority relating to Parent or its business or, to Parent’s knowledge, threatened to be brought by or before any Person or Governmental Authority relating to Parent or its business or which otherwise prevent Parent or Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE IV
COVENANTS

4.1 General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable after the date of Closing in order to effect the transactions contemplated by this Agreement and the Transaction Documents.

4.2 Non-use of Names. After the Closing, none of the Seller Parties or their affiliates shall establish or otherwise be associated with, as an owner, partner, stockholder, member, employee or otherwise, any business that utilizes any of the Names or any variant or derivative thereof and each Seller Party shall cease and desist using any of the Names for any purpose whatsoever, and shall not hold himself or itself out as an employee, agent or representative of Parent or Buyer or any of their affiliates.

4.3 Non-Solicitation; Non-Hire. For a period from the date hereof until the end of the Payment obligations under Section 1.4 (“Restricted Period”), none of the Seller Parties shall directly or through any affiliate for itself or any other Person hire any employee of the Parent, CASH, Buyer or the Business (other than any person who is currently a member of RTN Seller), or induce or attempt to induce any employee to leave the employ of the Parent, Buyer or the Business or its successors, assigns and affiliates or in any way interfere with the relationship between any of the Parent, Buyer or the Business and any employee, officer, consultant to or customer of Parent, Buyer or the Business. Notwithstanding the foregoing, Seller Parties shall be permitted to hire any person responding in good faith solely as a result of general public advertisements regarding employment opportunities. Each of the Seller Parties acknowledges and agrees that the nonsolicitation and nonhire obligations contained in this Agreement are integral components of the consideration being provided to the Parent, CASH and the Buyer for its agreement to enter into this Agreement, consummate the transactions contemplated hereby and pay the Purchase Price under Section 1.4 hereof. The obligations under this Section 4.4 shall be in addition to and not in lieu of any other similar obligations any Seller Party has to the Buyer Parties or their affiliates under any other contract, understanding, arrangement or agreement.

4.4 Cessation of Obligation under IPA. Except as otherwise provided herein, the IPA shall no longer be of any force or effect after the date hereof. Notwithstanding the foregoing, each party acknowledges that the IPA transferred certain rights and assets to the Buyer and that Buyer was authorized to operate the Business under these rights. The termination of the IPA and execution of this Agreement shall not create any right of reversion with respect to assets or rights previously transferred to Buyer or its affiliates under the IPA.

4.5 Further Assurances. Upon the reasonable request of a Party or Parties hereto at any time after the date hereof, the other Party or Parties shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or parties or its or their counsel may reasonably request in order to perfect title of the Buyer and its successors and assigns to the Acquired Assets or otherwise to effectuate the purposes of this Agreement. Each Party agrees to use its best efforts and to exercise good faith in fulfilling its obligations under this Agreement.

4.6 Confidentiality. Except as otherwise required by law, each Party agrees not to disclose the terms of this Agreement or the substance of the discussions preceding this Agreement to any other person; provided, however, that this Section 4.6 shall not apply to:

(a) a Seller Party’s communications to his immediate family or his or its attorneys, accountants and/or financial advisors,

(b) Buyer Party’s communications to any third party with a legitimate business need to know, as determined in Buyer Party’s reasonable and good faith discretion (such as its attorneys, accountants, auditors and/or financial advisors),

(c) disclosure by a Buyer Party to the extent required by applicable U.S. federal securities laws, and

(d) disclosure by a Buyer Party to any potential financing source or potential buyer of the Repurchase Option or the Company,

as long as the foregoing parties, prior to disclosure, first agree not to disclose such information to anyone else. In addition, if a Seller Party is required by law to disclose any of the terms of this Agreement or the substance of the discussions preceding this Agreement, such Seller Party will provide written notice to the Buyer Parties in advance of such disclosure, and will cooperate with the Buyer Parties to prevent or limit such disclosure.

ARTICLE V
SURVIVAL AND INDEMNIFICATION

5.1 Survival. Each covenant contained in this Agreement shall survive the Closing indefinitely, except to the extent the covenant provides for a specific time period therein. Each representation and warranty contained in this Agreement shall survive the Closing for a period of 24 months, except those representations and warranties contained in (i) Section 2.2 (Authorization of Transaction) and Section 2.3 (Acquired Assets), which will survive forever. No Party will be liable to any other Party under any warranty or representation contained herein after the applicable expiration of such warranty or representation; provided however, if a claim or notice is given under this Article V with respect to any representation or warranty in reasonable detail prior to the applicable expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the Parties, except as otherwise provided in this Agreement.

5.2 Indemnification by the Seller Parties. The Seller Parties and their respective successors and assigns shall severally and not jointly indemnify, defend, reimburse and hold harmless the Buyer Parties and their respective officers, directors, employees, stockholders, managers, members and agents from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses (including, without limitation, settlement costs, legal and accounting fees and expenses and any other expenses for investigating or defending any actions or threatened actions, but not including consequential or special damages) (“Losses”) arising out of or in connection with any of the following:

(a) any breach of any covenant, representation, warranty, agreement or obligation of the Seller Parties contained in this Agreement or any other Transaction Document; and

(b) any tax and/or related liability owed by any of the Seller Parties or their respective affiliates and relating to the Acquired Assets, including under bulk sales and similar state regulations.

5.3 Right of Offset. Upon providing the Seller Party with written notice and thirty (30) day period to pay any such obligations directly in cash, the Buyer shall be entitled to offset and collect from any amounts otherwise owed to a Seller Party any and all amounts owed by such Seller Party to the Buyer or its affiliates as Indemnitee under this Article V or any other contract between the Parties.

ARTICLE VI
CLOSING DELIVERIES

6.1 Closing Documents of the Seller Parties. At the Closing, the Seller Parties are delivering to the Buyer the following:

(i) Copies, certified by the Secretary or an Assistant Secretary of each Seller Party Entity, of resolutions of their respective board of directors or managers (or partners) authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which any Seller Party Entity is a party and the consummation of the transactions contemplated hereby and thereby.

(ii) All documents (executed as necessary) that are required to change the corporate name of each Seller Party Entity to a new name not related to the Names or any derivative thereof.

(iii) An Assignment and Bill of Sale in form reasonably satisfactory to Buyer and its counsel.

(iv) Intellectual Property instruments of assignment effective to fully vest all of the Names and Intellectual Property in the Buyer in form reasonably satisfactory to the Buyer and its counsel, executed by the Seller Parties.

(v) Such further instruments of sale, transfer, conveyance, assignment or delivery covering the Acquired Assets, or any part thereof, as the Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Acquired Assets to be transferred pursuant to this Agreement.

(vi) If applicable, consents of former and present spouses of any Seller Parties whose marriages are or were governed by community property laws.

(vii) Other documents as necessary to evidence the transfer of rights or settle the relative rights among Seller Parties.

6.2 Closing Documents of the Buyer. At the Closing, the Buyer is delivering or issuing to the Seller Parties the following:

(i) Copies, certified by an officer of the Buyer and Parent, of resolutions of their respective boards of directors authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Buyer and Parent is a party and the consummation of the transactions contemplated hereby and thereby; and

ARTICLE VII
MISCELLANEOUS

7.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given (i) upon personal delivery, (ii) three days after being mailed by certified or registered mail, postage prepaid, return receipt requested, (iii) one business day after being sent via a nationally recognized overnight courier service if overnight courier service is requested from such service or (iv) upon receipt of electronic or other confirmation of transmission if sent via facsimile and followed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses and telephone numbers, or at such other addresses or telephone numbers as the parties may designate by written notice in accordance with this Section 7.1.

If to the Buyer:

Equity Media Broadcasting Corporation
1 Shackleford Drive
Suite 400
Little Rock, AR 72211
Attention: Chairman of the Board
Telephone: (501) 219-2400
Facsimile: (501) 221-1101

With a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue
19th Floor
New York, New York 10174
Attention: David Alan Miller
Telephone: (212) 818-8661
Facsimile: (212) 818-8881

If to Seller Parties:

Larry Morton on behalf of himself and RTN Seller:
Larry Morton
39 River Estates Cove
Little Rock, Arkansas 72223
Telephone: (501) 868-3535
Facsimile: (501) 868-4039

And

Neal Ardman
c/o Equity Media Holdings Corporation
1 Shackleford Drive
Suite 400
Little Rock, AR 72211
Telephone: (501) 219-2400
Facsimile: (501) 221-1101

7.2 Assignability and Parties in Interest.

(a) This Agreement and the rights, interests or obligations hereunder may not be assigned by any Party without the written consent of the other Parties; provided, however, that the Buyer may assign its rights under this Agreement to any entity under control of Parent. Notwithstanding the foregoing, each Seller Party shall be entitled to transfer and assign its rights to receive Payments under Section 1.4 to another Person without the consent of the Buyer Parties; provided that the right of any such assignee to any Payments shall be subject to Buyer’s right to offset against such Payments pursuant to Section 5.3 or otherwise under applicable law in the absence of such transfer and assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. Nothing in this Agreement will confer upon any Person not a Party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

(b) Notwithstanding anything to the contrary, each Seller Party hereby acknowledges that the Buyer Parties will grant a security interest in all of the Buyer Parties’ respective rights under this Agreement to Wells Fargo Bank, National Association, as collateral agent for the lenders (including any successor thereto, the “Collateral Agent”) under the Third Amended and Restated Credit Agreement, dated as of February 13, 2008, among the Buyer Parties and certain other subsidiaries of Parent, and the financial institutions party thereto (as amended, supplemented and otherwise modified from time to time, the “Credit Agreement”), and each Seller Party hereby consents to the granting of such security interest; provided that such security interest does not create a lien on any Seller Parties’ rights hereunder or otherwise serve to modify or diminish such rights. Each Seller Party further agrees that, following such grant, (x) each Seller Party shall execute and deliver any and all instruments, certificates and documents, and take any and all actions, as Parent or the Collateral Agent may reasonably request from time to time to ensure that the Collateral Agent has and maintains a first priority security interest in the rights of the Buyer Parties under this Agreement and (y) the Collateral Agent shall have the right, both prior to and following any default under the Credit Agreement and without any further action by any other party hereto, to exercise the rights of the Buyer Parties under this Agreement and to enforce the obligations of the Seller Parties hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law of the State of Arkansas, without giving effect to its conflicts of law principles or rules that would require the application of the law of any other jurisdiction.

7.4 Venue. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the appropriate federal or state court located in the State of Arkansas. Each Party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be affected on such Party by registered mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

7.5 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT OR HE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS HEREIN.

7.6 Specific Performance. Each Party agrees that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction; this being in addition to any other remedy to which they are entitled at law or in equity.

7.7 Counterparts. Facsimile transmission of any signed original document or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any Party, the Parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

7.8 Complete Agreement. This Agreement, the exhibits and schedules hereto (which are incorporated herein by this reference) and the other Transaction Documents contain the entire agreement between the Parties hereto with respect to the transactions contemplated herein and therein and supersede all previous oral and written and all contemporaneous oral negotiations, commitments, and understandings.

7.9 Headings; References. The headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to Articles, Sections, Schedules and Exhibits refer to the referenced Articles, Sections, Schedules or Exhibits hereof unless otherwise specified.

7.10 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, as to that jurisdiction, such provision shall be deemed amended to the extent required to make it valid, legal and enforceable, and to the extent that the rights or obligations of the Parties under this Agreement will not be materially and adversely effected thereby, such amended provision and the remaining provisions of this Agreement will remain in full force and effect in such jurisdiction and shall not render that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

7.11 Expenses of Transactions. All fees, costs and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer, and all fees, costs, and expenses incurred by the Seller Parties in connection with the transactions contemplated by this Agreement shall be borne by the Seller Parties.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

EQUITY MEDIA BROADCASTING CORPORATION

By:
Name:
Title:

C.A.S.H. SERVICES, INC.

By:
Name:
Title:

RETRO PROGRAMMING SERVICES, INC.

By:
Name:
Title:

SELLER PARTIES SIGNATURE PAGE

RETRO TELEVISION NETWORK, LLC

By:
Name:
Title:

LARRY E. MORTON

NEAL ARDMAN

SCHEDULE 2.4(a)

RTN Network, LLC

Larry Morton
Neal Ardman
Greg Fess
Lindsey McGough
Lori Withrow
Mark Dvornik
Alyne Hoover
Emilia Chastain
James Hearnsberger
Jason Roberts
Aaron Rothberg
Chuck Stanley
Constance Vaughn